Exhibit 99.1

Chanticleer Holdings Reports Positive Adjusted EBITDA in the Third Quarter 2014 and a $7.49 Million Increase in Restaurant Revenue

CHARLOTTE, NC – November 14, 2014 -- Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer,” or the ”Company”), owner and operator of multiple restaurant brands internationally and domestically, announces its financial results for the third quarter ended September 30, 2014 (“Q3”).

“We are pleased to report that as a company we achieved a significant milestone of positive adjusted EBITDA for the third quarter. We see an opportunity to take advantage of the investment we’ve made in the last two years in both talent and the platform which is now starting to bear fruit in both domestic and international markets,” commented Mike Pruitt, Chairman and Chief Executive Officer. “We are encouraged by our operational improvements but believe there is more that can be accomplished. We also have garnered increased activity for new international Hooters locations as we've achieved scale and success in Australia, South Africa and the United Kingdom. As we plan for 2015, franchising our American Burger and Just Fresh concepts will play a significant part of our growth as will strategic/accretive acquisitions.”

Highlights for the third quarter 2014 include:

•	Restaurant revenue for Q3 2014 increased by $7.49 million or 473.5% from the comparable period in 2013, and increased 33% quarter-over-quarter from $6.82 million in the previous quarter ended June 30, 2014 (“Q2”). In Q3 2014 the Company acquired 60% ownership of the Hooters franchisee’s management company in Australia, as well as 60% ownership of two existing Australia Hooters restaurants in Penrith and Parramatta, and opened Australia’s fourth Hooters location in Surfers Paradise, an iconic destination area on Australia’s east coast.

•	The Company’s Adjusted EBITDA improved to $509,805 in Q3 from a loss of $455,601 in the comparable period in 2013.

•	The Company’s net loss decreased in Q3 2014 to $490,231 from $1.54 million net loss in Q2 2014. The Company had a decrease in net loss per share sequentially, to a net loss of $0.08 per share in Q3 from a net loss of $0.22 per share in Q2 2014.

•	Restaurant EBITDA, a non-GAAP measure,* for Q3 2014 was $949,561, compared to $83,276 in the comparable period in 2013, and increased 114.9% sequentially from $442k in Q2 2014.

•	Cost of sales percentages for Q3 2014 improved to 33.8%, compared to 36.5% in the comparable period in 2013, and 36.0% in Q2 2014. Management believes our cost of sales percentage will continue to improve as we expand, specifically our Australia and US Hooters operations have historically had cost of sales percentages in the range of 26-29%.

•	Restaurant operating expenses for Q3 2014 decreased to $5.2 million, or 57.3% of restaurant revenue, compared to $920,630, or 58.2% of restaurant revenue, in the comparable period in 2013 and 58.8% of restaurant revenue in Q2 2014.

•	The Company also generated $141,156 in revenue from gaming licenses in Sydney, Australia, and Oregon, US, an 86% increase quarter-over-quarter from Q2 2014.

•	Management believes the fourth quarter 2014 restaurant and gaming revenue will increase based on historical seasonality in Australia and South Africa, a full quarter of revenue from The Burger Co. acquisition, and partial period revenues related to the opening of our 7th Just Fresh and our third Hooters South Africa location in Johannesburg.

Additional highlights:

•	During August 2014, Chanticleer Holdings received a dividend from its portion of our investment in Hooters® of America (“HOA”).

•	On September 9, 2014, the Company acquired The Burger Company in Charlotte, NC, an award winning casual burger joint in the fast growing better-burger space. The acquisition contributed positive net income in the quarter and was an integral step in the Company’s strategic growth plan to take the better-burger category into its international markets. The company is currently in talks with its management teams in these markets to add the concept in their region as early as 2015.

•	The Company relocated its Hooters Cape Town location in South Africa to Johannesburg, a more marketable and appealing location. The Company expects to open the new location in December and is currently assessing other areas of Cape Town with plans to open a location mid-2015.

•	The Company is also expecting to open its 7th Just Fresh location in Ballantyne Corporate Place in Charlotte, NC on or about November 19, 2014. Just Fresh’s brand and concept is well received in the Charlotte area and management will continue to look to expand its footprint in 2015.

Highlights for the nine months ended September 30, 2014 include:

•	Restaurant revenue for 2014 increased by $16.57 million or 340.6% from the comparable period in 2013.

•	Cost of sales percentages for 2014 improved to 35.0%, compared to 37.8% in the comparable period in 2013.

•	The Company’s net loss increased in 2014 to $3.48 million from $2.95 million net loss in the comparable period in 2013. The Company had a decrease in net loss per share sequentially, to a net loss of $0.54 per share in 2014 from a net loss of $0.77 per share in the comparable period in 2013. The Company Adjusted EBITDA improved to a loss of $1.09 million in 2014 from a loss of $1.69 million in the comparable period in 2013.

•	Restaurant EBITDA* for 2014 was $1.74 million, compared to $195k in the comparable period in 2013.

For full disclosure relating to our third quarter financial information, please refer to Chanticleer’s Quarterly Report on Form 10-Q, expected to be filed with the SEC on November 14, 2014, available online at www.sec.gov.

*Adjusted EBITDA and restaurant EBITDA are non-GAAP financial measures – see “Use of Non-GAAP Measures” below and see the reconciliation of GAAP to adjusted EBITDA and restaurant EBITDA in the table accompanying this release.

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its condensed consolidated financial statements in accordance with United States generally accepted accounting principles (”GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding adjusted EBITDA and restaurant EBITDA, which differ from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, adjusted EBITDA and restaurant EBITDA also exclude pre-opening costs for our restaurants, non-cash expenses for services, change in fair value of derivative liability and gain on extinguishment of debt. Adjusted EBITDA and restaurant EBITDA are not measures of performance defined in accordance with GAAP. However, adjusted EBITDA and restaurant EBITDA are used internally in planning and evaluating the company's operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the company's operations that, when coupled with the GAAP results, provides a more complete understanding of the Company's financial results.

Adjusted EBITDA and restaurant EBITDA should not be considered as alternatives to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company's performance. A reconciliation of GAAP net income (loss) to adjusted EBITDA and restaurant EBITDA is included in the accompanying financial schedules.

About Chanticleer Holdings, Inc.

Headquartered in a Charlotte, NC, Chanticleer Holdings, Inc. (HOTR), together with its subsidiaries, owns and operates restaurant brands in the United States and internationally. The Company is a franchisee owner of Hooters® restaurants in international markets including Australia, England, South Africa, Hungary, and Brazil, and recently acquired two Hooters restaurants in the United States. The Company also owns and operates American Roadside Burgers, Spoon Bar & Kitchen and owns a majority interest in Just Fresh restaurants in the U.S. To date, Chanticleer has twenty-five restaurants worldwide and continues to build its portfolio of brands/concepts, expecting additional restaurants over the next several years, through organic growth and/or acquisitions.

For further information, please visit www.chanticleerholdings.com

Facebook: www.Facebook.com/ChanticleerHOTR

Twitter: http://Twitter.com/ChanticleerHOTR

Google+: https://plus.google.com/u/1/b/118048474114244335161/118048474114244335161/posts

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify these forward-looking statements by the words “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “target,” “aim,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” or the negative of these words and other comparable words. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Operating losses continuing for the foreseeable future; we may never be profitable;
•	Inherent risks in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way;
•	General risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;
•	Intensive competition in our industry and competition with national, regional chains and independent restaurant operators;
•	Our rights to operate and franchise Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;
•	Our business depends on our relationship with Hooters;
•	We do not have full operational control over the businesses of our franchise partners;
•	Failure by Hooters to protect its intellectual property rights, including its brand image;
•	Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences;
•	Increases in costs, including food, labor and energy prices;
•	Our business and the growth of our Company is dependent on the skills and expertise of management and key personnel;
•	Constraints could effect our ability to maintain competitive cost structure, including, but not limited to labor constraints;
•	Work stoppages at our restaurants or supplier facilities or other interruptions of production;
•	Our food service business and the restaurant industry are subject to extensive government regulation;
•	We may be subject to significant foreign currency exchange controls in certain countries in which we operate;
•	Inherent risk in foreign operation;
•	We may not attain our target development goals and aggressive development could cannibalize existing sales;
•	Current conditions in the global financial markets and the distressed economy;
•	A decline in market share or failure to achieve growth;
•	Unusual or significant litigation, governmental investigations or adverse publicity, or otherwise;
•	Adverse effects on our operations resulting from the current class action litigation in which the Company is one of several defendants;
•	Adverse effects on our results from a decrease in or cessation or clawback of government incentives related to investments; and
•	Adverse effects on our operations resulting from certain geo-political or other events.

Chanticleer cannot be certain that any expectation, forecast, or assumption made in preparing any forward-looking statements will prove accurate, or that any projection will be realized.  It is to be expected that there will be differences between projected and actual results.  The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its web site or otherwise.  We undertake no obligation to update the forward-looking statements provided to reflect events or circumstances that occur after the date on which they were made.  Further information on our business, including important factors which could affect actual results are discussed in the Company's filings with the SEC, including its Annual Report on Form 10-K under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Contact:

Chanticleer Holdings, Inc.

Mike Pruitt, Chairman/CEO

Phone: 704.366.5122 x 1

mp@chanticleerholdings.com

Eric Lederer, CFO

Phone: 704.366.5736

elederer@chanticleerholdings.com

Press Information:

Chanticleer Holdings, Inc.

Investor Relations

Phone: 704.366.5122

ir@chanticleerholdings.com

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2014	2013
ASSETS	(Unaudited)
Current assets:
Cash	$322,770	$442,694
Accounts receivable	386,145	227,181
Other receivable	44,494	50,380
Inventories	542,344	381,408
Due from related parties	108,417	116,305
Prepaid expenses and other current assets	510,694	495,165
TOTAL CURRENT ASSETS	1,914,864	1,713,133
Property and equipment, net	14,591,942	5,620,189
Goodwill	18,191,967	6,496,756
Intangible assets, net	3,751,653	3,424,632
Investments at fair value	35,362	55,112
Other investments	1,550,000	2,491,963
Deposits and other assets	463,455	285,821
TOTAL ASSETS	$40,499,243	$20,087,606

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and notes payable	$2,092,005	$835,454
Current maturities of convertible note payable, net of discount of $136,908	363,092	-
Derivative liability	1,513,500	2,146,000
Accounts payable and accrued expenses	5,368,606	2,425,873
Current maturities of capital leases payable	85,728	59,162
Deferred rent	132,180	53,303
Loan payable	951,360	-
Due to related parties	186,627	12,191
TOTAL CURRENT LIABILITIES	10,693,098	5,531,983
Convertible notes payable, net of discount of $ 1,833,333 and
$2,583,333, respectively	1,166,667	416,667
Capital leases payable, less current maturities	60,284	105,918
Deferred rent	1,857,763	1,055,138
Deferred tax liabilities	1,242,975	1,340,000
Long-term debt, less current maturities	5,016,715	398,906
TOTAL LIABILITIES	20,037,502	8,848,612
Commitments and contingencies

Stockholders' equity:
Common stock: $0.0001 par value; authorized 45,000,000
shares; issued and outstanding 6,978,061 and 5,387,897 shares at
September 30, 2014 and December 31, 2013, respectively	700	541
Additional paid in capital	32,615,110	25,404,994
Other comprehensive income (loss)	146,880	(88,370)
Accumulated deficit	(17,885,631)	(14,472,816)
Non-controlling interest	5,584,682	394,645
TOTAL STOCKHOLDERS' EQUITY	20,461,741	11,238,994
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$40,499,243	$20,087,606

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended
	September 30,
	2014	2013
Revenue:
Restaurant sales, net	$9,067,744	$1,581,245
Gaming sales, net	141,156	-
Management fee income - non-affiliates	417,842	25,000
Total revenue	9,626,742	1,606,245
Expenses:
Restaurant cost of sales	3,062,628	577,299
Restaurant operating expenses	5,197,890	920,630
Restaurant pre-opening expenses	62,293	7,337
General and administrative expenses	1,426,461	948,035
Depreciation and amortization	465,819	129,126
Total expenses	10,215,091	2,582,427
Loss from operations	(588,349)	(976,182)
Other income (expense)
Equity in losses of investments	-	(13,131)
Miscellaneous income	438,607	-
Change in fair value of derivative liabilities	221,000	(75,900)
Interest expense	(581,215)	(383,595)
Total other income (expense)	78,392	(472,626)
Loss from operations before income taxes	(509,957)	(1,448,808)
(Benefit) expense for income taxes	(19,726)	6,019
Net loss	(490,231)	(1,454,827)
Less: Net (income) loss attributable to non-controlling interest	(61,209)	31,355
Net loss attributable to Chanticleer Holdings, Inc.	$(551,440)	$(1,423,472)

Other comprehensive income (loss):
Unrealized loss on available-for-sale securities (none applies to
non-controlling interest)	$-	$(7,922)
Foreign translation income	177,219	15,841
Other comprehensive loss	$(374,221)	$(1,415,553)

Net loss attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:	$(0.08)	$(0.38)
Weighted average shares outstanding, basic and diluted	6,628,011	3,704,526

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Nine Months Ended
	September 30,
	2014	2013
Revenue:
Restaurant sales, net	$21,433,613	$4,864,410
Gaming income, net	272,391	-
Management fee income - non-affiliates	467,993	75,000
Total revenue	22,173,997	4,939,410
Expenses:
Restaurant cost of sales	7,500,535	1,840,535
Restaurant operating expenses	12,471,771	2,833,035
Restaurant pre-opening expenses	323,274	17,538
General and administrative expenses	4,307,257	2,313,883
Depreciation and amortization	1,243,195	373,226
Total expenses	25,846,032	7,378,217
Loss from operations	(3,672,035)	(2,438,807)
Other income (expense)
Equity in losses of investments	(40,694)	(46,184)
Gain on extinguishment of debt	-	70,900
Miscellaneous income	446,445	3,785
Realized gains	101,472	-
Change in fair value of derivative liabilities	925,200	(75,900)
Interest expense	(1,268,756)	(438,941)
Total other income (expense)	163,667	(486,340)
Loss from operations before income taxes	(3,508,368)	(2,925,147)
(Benefit) expense for income taxes	(27,235)	27,216
Consolidated net loss	(3,481,133)	(2,952,363)
Less: Net loss attributable to non-controlling interest	68,318	84,114
Net loss attributable to Chanticleer Holdings, Inc.	$(3,412,815)	$(2,868,249)

Other comprehensive (loss) income:
Unrealized loss on available-for-sale securities (none applies to
non-controlling interest)	$(15,527)	$(44,887)
Foreign translation income	228,384	70,756
Other comprehensive loss	$(3,199,958)	$(2,842,380)

Net loss per attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:	$(0.54)	$(0.77)
Weighted average shares outstanding, basic and diluted	6,279,688	3,701,804

Chanticleer Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(3,481,133)	$(2,952,363)
Adjustments to reconcile net loss to net cash provided by (used in)
operating activities:
Depreciation and amortization	1,243,195	373,226
Equity in losses of investments	40,694	46,184
Common stock issued for services	354,617	124,720
Amortization of debt discount	930,392	316,867
Derivative liability adjustment	(925,200)	75,900
Decrease in deferred tax liability	(97,025)	-
Increase in deferred rent	3,431	14,670
Amortization of warrants	152,325	272,529
Gain on debt extinguishment	-	(70,900)
Changes in operating assets and liabilities:
(Increase) decrease in accounts and other receivables	(244,553)	46,427
Decrease in prepaid expenses and other assets	(107,161)	(108,942)
Decrease in inventory	33,845	86,496
Increase in accounts payable and accrued expenses	3,215,111	93,397
Advance from related parties for working capital	-	52
Net cash provided by (used in) operating activities	1,118,538	(1,681,737)

Cash flows from investing activities:
Franchise costs	-	(75,000)
Cash acquired in acquisitions	27,527	53,684
Restricted cash	-	(3,000,000)
Repayments of investments	-	98,434
Purchase of property and equipment	(3,569,775)	(86,919)
Net cash used in investing activities	(3,542,248)	(3,009,801)

Cash flows from financing activities:
Loan proceeds	1,458,308	3,342,000
Advances from investors and partners	-	575,000
Decrease in other liabilities	-	(270,646)
Proceeds from common stock issuances	835,000	-
Subsidiary capital received	33,500	-
Capital lease and loan payments	(142,906)	(36,821)
Net cash provided by financing activities	2,183,902	3,609,533
Effect of exchange rate changes on cash	119,884	71,431
Net change in cash	(119,924)	(1,010,574)
Cash, beginning of period	442,694	1,223,803
Cash, end of period	$322,770	$213,229

Reconciliation of net income (loss) to Adjusted EBITDA
Unaudited

Three months ended September 30, 2014:	Restaurants only
	South Africa	Hungary	ARB	Nottingham	Australia	JF	Hoot Pac NW	Spoon	Management	Totals
GAAP net income (loss)	$21,310	$(5,177)	$(204,916)	$129,520	$376,761	$76,968	$49,958	$(51,954)	$(882,701)	$(490,231)
Interest expense (income)	17,847	-	70	-	-	(10)	-	-	563,308	581,215
Change in fair value of derivative liablility	-	-	-	-	-	-	-	-	(221,000)	(221,000)
Non-cash expenses related to services	-	-	-	-	-	-	-	-	131,435	131,435
Pre-opening expenses	-	-	-	-	52,076	10,217	-	-	-	62,293
Depreciation and amortization	100,961	12,933	131,928	3,000	88,643	39,895	56,500	30,415	1,544	465,819
Income taxes	(353)	-	-	12,969	-	-	-	-	(32,342)	(19,726)
Adjusted EBITDA	$139,765	$7,756	$(72,918)	$145,489	$517,480	$127,070	$106,458	$(21,539)	$(439,756)	$509,805
Total Restaurants EBITDA								$949,561

Three months ended September 30, 2013:

	South Africa	Hungary							Management	Totals
GAAP net income (loss)	$(34,923)	$(28,815)							$(1,391,089)	(1,454,827)
Interest expense	5,617	-							377,978	383,595
Change in fair value of derivative liablility	-	-							75,900	75,900
Non-cash expenses related to services	-	-							397,249	397,249
Pre-opening costs	7,337	-							-	7,337
Depreciation and amortization	96,150	31,891							1,085	129,126
Income taxes	6,019	-							-	6,019
Adjusted EBITDA	$80,200	$3,076							$(538,877)	$(455,601)
Total Restaurants EBITDA								$83,276	$(89,196)

Nine months ended September 30, 2014:	Restaurants only
	South Africa	Hungary	ARB	Nottingham	Australia	JF	Hoot Pac NW	Spoon	Management	Totals
GAAP net income (loss)	$79,981	$(37,655)	$(743,023)	$358,374	$124,488	$293,033	$131,853	$(141,218)	$(3,546,966)	$(3,481,133)
Interest expense (income)	43,120	-	973	-	-	(10)	-	-	1,224,673	1,268,756
Change in fair value of derivative liablility	-	-	-	-	-	-	-	-	(925,200)	(925,200)
Non-cash expenses related to services	-	-	-	-	-	-	-	-	506,942	506,942
Pre-opening expenses	12,331	-	-	-	300,178	10,765	-	-	-	323,274
Depreciation and amortization	296,078	62,326	395,837	9,000	110,603	133,114	150,167	81,107	4,963	1,243,195
Income taxes	23,661	-	-	46,129	-	-	-	-	(97,025)	(27,235)
Adjusted EBITDA	$455,171	$24,671	$(346,213)	$413,503	$535,269	$436,902	$282,020	$(60,111)	$(2,832,613)	$(1,091,401)
Total Restaurants EBITDA								$1,741,212

Nine months ended September 30, 2013:	Restaurants only
	South Africa	Hungary							Management	Totals
GAAP net loss	$(71,602)	$(104,600)							$(2,776,161)	$(2,952,363)
Interest expense	28,107	-							410,834	438,941
Change in fair value of derivative liablility	-	-							75,900	75,900
Non-cash expenses related to services	-	-							397,249	397,249
Pre-opening expenses	17,538	-							-	17,538
Gain on debt extinguishment	(70,900)	-							-	(70,900)
Depreciation and amortization	281,103	87,763							4,360	373,226
Income taxes	27,216	-							-	27,216
Adjusted EBITDA	$211,462	$(16,837)							$(1,887,818)	$(1,693,193)
Total Restaurants EBITDA		$194,625